                         NOTICE OF GUARANTEED DELIVERY

                     for Tender of Shares of Common Stock

                       (Including the Associated Rights)

                                      of

                          RECOVERY ENGINEERING, INC.

  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.01 per share (the "Common Stock"), including the associated stock purchase rights issued pursuant to the Rights Agreement, dated January 30, 1996, as amended, between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights" and, together with the Common Stock, the "Shares"), of Recovery Engineering, Inc., a Minnesota corporation (the "Company"), are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase, dated September 1, 1999 (the "Offer to Purchase").

                       The Depositary for the Offer is:

                   ChaseMellon Shareholder Services, L.L.C.

         By Mail:            By Hand in New York:  By Hand/Overnight Courier:
 Reorganization Department Reorganization DepartmentReorganization Department
        PO Box 3301              120 Broadway          85 Challenger Road
South Hackensack, NJ 07606        13th Floor             Mail Stop-Reorg
                              New York, NY 10271    Ridgefield Park, NJ 07660

            Facsimile Copy Number (for eligible institutions only):

                                (201) 296-4293

                          For Confirmation Telephone:

                                (201) 296-4860

                    The Information Agent for the Offer is:

                             D.F. King & Co., Inc.
                                77 Water Street
                           New York, New York 10005

                    Banks and Brokerage Firms Call Collect:
                                (212) 425-1685
                          All Others Call Toll Free:
                                (800) 549-6697

                               ---------------

  Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instruments via facsimile transmission, other than as set forth above, does not constitute a valid delivery.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to Tenzing, Inc. ("Offeror"), a Minnesota corporation, and a direct wholly owned subsidiary of The Procter & Gamble Company ("Parent"), an Ohio corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Offeror is a corporation, newly formed by Parent in connection with the Offer and the transactions contemplated thereby.

Number of Shares: ___________________  SIGN HERE


Certificate No(s). (if available):     Name(s) of Record Holder(s):


_____________________________________  _______________________________________


_____________________________________  _______________________________________
                                               (Please Type or Print)


If Shares will be tendered by book-entry transfer:
Name of Tendering Institutions         Addresses: ____________________________
                                                (Include a Zip Code)


_____________________________________

                                       Area Code and Telephone No.:

Account No.: ________________________
                                       _______________________________________

                                       Signature(s): _________________________

                                       Dated:___________________________, 1999

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, as Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three NASDAQ National Market trading days after the date hereof.


Name of Firm: _______________________  ________________________________________
                                               (Authorized Signature)


Address: ____________________________
                                       Name: _________________________________

_____________________________________


                                       Title: ________________________________
_____________________________________

        (Include a Zip Code)           Date: _________________________________

Area Code and Tel. No.: _____________

DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TOGETHER WITH A LETTER OF TRANSMITTAL.